Exhibit 21

                          BF ENTERPRISES, INC. AND SUBSIDIARIES
                              SUBSIDIARIES OF THE REGISTRANT

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Name of Subsidiary                                               State or Country of Incorporation
------------------                                              ------------------------------------


BF Holdings, Ltd.                                                     Cayman Islands

BF University Club Apartments, Inc.                                   Delaware

Boothe Financial Corporation                                          Delaware

Trout Creek Properties, LLC                                           Delaware

Trout Creek Development Corporation                                   Delaware










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